UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2016

IDdriven, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code 415-226-7773

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into a Material Definitive Agreement.

Amended Securities Purchase Agreement – 10% Forest Note

On March 28, 2016 (the “Effective Date”) , IDdriven, Inc. (“we,” “us,” or the “Company”) entered into an Amendment (the “Amendment”) to a previously disclosed Securities Purchase Agreement with an unrelated third party (the “Investor”) dated December 21, 2015 (the “Securities Purchase Agreement”). Pursuant to the terms of the Amendment, we issued to the Investor a $250,000 principal amount 10% convertible note (the “10%  Convertible Note”) in exchange for a $250,000. In addition, we agreed to permit the Investor to purchase from us an additional $250,000 principal amount convertible note having the same features as the 10% Convertible Note if the holder exercises such right within 90 days of the Effective Date.

The features of the 10% Convertible Note include:

Interest. The note bears interest at an annual rate of 10.00% on the principal balance, payable at maturity on May 1, 2017, or at any earlier conversion date. Interest is payable in cash, or at the holder’s option, such interest may be accreted to, and increase, the outstanding principal amount of the note.

Liquidation Preference. Upon a liquidation event, we will first pay to the Investor the principal amount owing, plus all accrued and unpaid interest, and any other fees or liquidated damages then due and owing thereon. After full payment of the liquidation preference amount to Investor, we will then distribute the remaining assets to holders of common stock, other junior securities (if any). The 10% Convertible Note is intended to rank senior to our common stock or any equivalents thereof, or any preferred stock we may designate, including the Series A Preferred, in respect of any dividends or distributions many in respect thereof.

Optional Conversion. The Investor may at any time convert the amount due under the 10% Convertible Note into shares of common stock (“Conversion Shares”) at a conversion price (“Conversion Price”) equal to the product of 75% multiplied by volume weighted average price of our common stock for ten (10) trading days immediately prior to the applicable conversion date, subject to adjustment provided in the 10% Convertible Note, but in no event: (i) lower than $4,000,000 divided by the total number of shares of common stock outstanding immediately prior to the conversion date; or (ii) greater than $12,000,000 divided by the total number of shares of common stock outstanding immediately prior to the conversion date.

Mandatory Conversion. The 10% Convertible Note shall automatically convert into shares of our common stock at the Conversion Price without any action of the holder upon the occurrence of any of the following events after the closing date of the Share Exchange: (i) the completion of a public offering of our securities for gross proceeds of at least $5,000,000 pursuant to an effective registration statement under the Securities Act; or (ii) if we complete one or more financing transactions for gross proceeds of at least $5,000,000.

 Ownership Limitations. The 10% Convertible Note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the Investor and (b) the number of shares of our common stock issuable upon the conversion of the 10% Convertible Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by the Investor upon 61 days’ notice to us.

Certain Adjustments. The conversion price of the Series A Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Negative Covenants. As long as the 10% Convertible Note is outstanding, unless the holders of at least 75% of the then outstanding principal amount of the 10% Convertible Note shall have otherwise given prior written consent, we agreed that we will not amend our charter documents and bylaws in any manner that materially and adversely affects any rights of the holder, repurchase our common stock or certain other securities, pay dividends or distributions on any securities junior to the 10% Convertible Note,  sell, lease or otherwise dispose of any significant portion of our assets outside the ordinary course of business or enter into any agreement with respect to any of the foregoing.

Redemption Upon Triggering Events. If we fail to meet our obligations under the terms of the 10% Convertible Note, it will become immediately due and payable and subject to penalties provided for within the note.

Furthermore, the holder of the Convertible Note will be entitled to Piggy-Back Registration Rights as provided for in the Piggy-Back Registration Rights Agreement provided for in Exhibit B to the Securities Purchase Agreement.

Common Stock Purchase Warrant

As part of the Investor’s agreement to enter into the Amendment, we issued to the Investor on the Effective Date a five year common stock purchase warrant to purchase up to 250,000 shares of our common stock at an exercise price of $0.40 per share, subject to adjustment as hereinafter set forth (the “Warrant”). The warrant is not exercisable, however, if the number of shares to be issued to the holder upon such exercise, together with all other shares then owned by the holder and its affiliates, would result in the holder beneficially owning more than 4.99% of our outstanding common stock. The holder may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us.

The exercise price of the Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. If any of these events should occur, the conversion price and the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable.

Furthermore, the holder of the Warrant will be entitled to Piggy-Back Registration Rights as provided for in the Piggy-Back Registration Rights Agreement included as an exhibit to the Warrant.

The descriptions of certain terms of the Amendment, Securities Purchase Agreement, 10%  Convertible Note and Warrant do not purport to be complete and are qualified in their entirety to the complete text of the agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Our issuance of the 10% Convertible Note and Warrant was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Sections 4(a)(2) under the Securities Act in a transaction not involving a public offering or distribution. The shares of common stock issued upon conversion of the 10% Convertible Note or exercise of the Warrant may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

10.1
10% Convertible Note Securities Purchase Agreement between Susannah Forest and IDdriven, Inc. dated December 21, 2015 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2015).

10.2*	Amendment to Securities Purchase Agreement between Susannah Forest and IDdriven, Inc. dated March 28, 2016.

10.3*	Convertible Promissory Note between IDdriven, Inc. and Susannah Forest dated March 28, 2016.

10.4*	Common Stock Purchase Warrant issued to Susannah Forest for the purchase of IDdriven, Inc. common stock dated March 28, 2016.

 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDdriven, Inc.

Date: April 4, 2016	By:	/s/ Arend D. Verweij
Arend D. Verweij, Chief Executive Officer

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